UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2025

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1000 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	UTHR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                               ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on June 26, 2025, at the 2025 Annual Meeting of Shareholders of United Therapeutics Corporation (the Company), the Company’s shareholders approved an amendment and restatement (the 2025 Restatement) of the United Therapeutics Corporation Amended and Restated 2015 Stock Incentive Plan (the Plan). The 2025 Restatement had previously been approved by the Company’s Board of Directors (the Board) upon the recommendation of its Compensation Committee. The effective date of the 2025 Restatement is June 26, 2025.

The Plan is administered by the Compensation Committee of the Board, which is comprised of independent directors. The purpose of the Plan is to stimulate the efforts of non-employee directors, officers, employees, and other service providers, in each case who are selected to be participants in the Plan, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. The Plan allows grants of stock options, stock appreciation rights, restricted stock, restricted stock units, and stock awards, any of which may be performance-based, and for incentive bonuses.

The 2025 Restatement makes the following changes to the Plan:

•	increases the maximum number of shares of the Company’s common stock that may be issued under the Plan by 950,000 shares;
•	extends the expiration date of the Plan to April 24, 2035; and
•	revises the non-employee director compensation program to increase the Lead Independent Director retainer by $5,000 per year.

Additional details regarding the Plan are included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2025 (the Proxy Statement) under the heading Proposal No. 3 — Approval of The Amendment and Restatement of The United Therapeutics Corporation Amended and Restated 2015 Stock Incentive Plan. The foregoing summary is qualified in its entirety by the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 26, 2025, the Company held its 2025 Annual Meeting of Shareholders. The Company’s shareholders considered four matters, each of which is described in more detail in the Proxy Statement. The final voting results for the meeting are as follows:

1.	Election of directors, each to serve a term of one year:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Christopher Causey	34,893,687	5,296,661	16,365	1,296,357
Raymond Dwek	36,254,579	3,935,774	16,360	1,296,357
Richard Giltner	37,971,706	2,218,884	16,123	1,296,357
Ray Kurzweil	38,353,526	1,836,845	16,342	1,296,357
Jan Malcolm	39,688,758	500,264	17,691	1,296,357
Linda Maxwell	39,715,114	474,450	17,149	1,296,357
Nilda Mesa	39,346,176	833,067	27,470	1,296,357
Judy Olian	39,832,045	357,023	17,645	1,296,357
Christopher Patusky	35,613,212	4,577,171	16,330	1,296,357
Martine Rothblatt	37,651,671	2,539,840	15,202	1,296,357
Louis Sullivan	36,302,169	3,875,030	29,514	1,296,357
Tommy Thompson	38,598,138	1,590,040	18,535	1,296,357

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2.	An advisory resolution to approve executive compensation:

Votes for:	38,413,776
Votes against:	1,763,712
Abstentions:	29,225
Broker non-votes:	1,296,357

3.	Approval of the amendment and restatement of the United Therapeutics Corporation Amended and Restated 2015 Stock Incentive Plan:

Votes for:	36,901,484
Votes against:	3,277,695
Abstentions:	27,534
Broker non-votes:	1,296,357

4.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025:

Votes for:	39,345,917
Votes against:	2,142,852
Abstentions:	14,301
Broker non-votes:	—

Item 9.01. Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	United Therapeutics Corporation Amended and Restated 2015 Stock Incentive Plan
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: June 27, 2025	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel

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